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                                                                   EXHIBIT 23.12

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-54263) and related proxy statement/prospectus of TCI/Liberty Holding Company for the merger of TCI and Liberty Media Corporation and to the incorporation by reference therein of our report dated March 11, 1994, with respect to the financial statements and schedules of Kansas City Cable Partners included in Liberty Media Corporation's Annual Report (Form 10-K), as amended, for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG
New York, New York
June 27, 1994